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                                AMENDMENT NO. 1

   Amendment to the Participation Agreement among Metropolitan Life Insurance Company (the "Company"), Variable Insurance Products Fund (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated July 2, 1991 (the Agreement").

   WHEREAS, each of the parties is desirous of expanding the ability of Company to participate in the qualified markets, the Company, the Underwriter and the Fund hereby agree to amend the Agreement by deleting from Section 1.4 the reference to Section 2.12 and by deleting Section 2.12 in its entirety.

   In witness whereof, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of November 1, 1991.

METROPOLITAN LIFE INSURANCE COMPANY    FIDELITY DISTRIBUTORS CORPORATION

By:     /s/ George E. Strother         By:     /s/ Kurt A. Lange
        -----------------------------          -----------------------------

Name:   George E. Strother             Name:   Kurt A. Lange
        -----------------------------          -----------------------------

Title:  AVP                            Title:  President
        -----------------------------          -----------------------------

VARIABLE INSURANCE PRODUCTS FUND

By:     /s/ J. Gary Burkhead
        -----------------------------

Name:   J. Gary Burkhead
        -----------------------------

Title:  Senior VP
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